EXHIBIT 6.b.2.1
                         NORTHEAST UTILITIES AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEET
                         AS OF MARCH 31, 1998
                         (THOUSANDS OF DOLLARS)
                         FINANCIAL STATEMENT 6.b.2.1 PAGE 1 OF 2
                                                           PRO FORMA
                                                         GIVING EFFECT
                                           PRO FORMA      TO PROPOSED
                                PER BOOK  ADJUSTMENTS*    TRANSACTION
ASSETS
UTILITY  PLANT,  AT COST:
   ELECTRIC                    $9,881,327                  $9,881,327
   OTHER                          187,646                     187,646
                               ---------------------------------------
                              $10,068,973         $0       10,068,973
   LESS: ACC.PROV. FOR DEPREC.  4,429,221                   4,429,221
                               ---------------------------------------
                                5,639,752          0        5,639,752
UNAMORT. PSNH ACQ. COSTS          379,929                     379,929
CONSTRUCT.  WORK IN PROGRESS      140,471                     140,471
NUCLEAR FUEL, NET                 192,954                     192,954
                               ---------------------------------------
      TOTAL NET UTILITY PLANT   6,353,106          0        6,353,106
                               ---------------------------------------
OTHER PROPERTY AND INVESTMENTS:
   NUC. DECOM. TRUSTS, AT MKT.    542,376                     542,376
   INVESTMENTS IN SUB. CO'S
      AT EQUITY                    90,532                      90,532
   INVESTMENTS IN TRANSMISSION
      COMPANIES, AT EQUITY         20,465                      20,465
   INVESTMENTS IN CHARTER OAK
      ENERGY, INC. PROJECTS        32,428                      32,428
   OTHER, AT COST                 104,461                     104,461
                               ---------------------------------------
      TOTAL OTHER PROPERTY &
           INVESTMENTS            790,262          0          790,262
CURRENT ASSETS:
   CASH AND CASH EQUIVALENTS      268,663                     268,663
   SPECIAL DEPOSITS                 2,757                       2,757
   RECEIVABLES, NET               302,779                     302,779
   ACCRUED UTILITY REVENUES        33,592                      33,592
   FUEL, MATERIALS AND SUPPLIES,
      AT AVERAGE COST             208,690                     208,690
   RECOV. ENERGY COST, NET --
      CURRENT PORTION              62,917                      62,917
   PREPAYMENTS AND OTHER           47,804                      47,804
                               ---------------------------------------
      TOTAL CURRENT ASSETS        927,202          0          927,202
                               ---------------------------------------
DEFERRED CHARGES:
   REGULATORY ASSETS:
      INCOME TAXES, NET         2,091,849                   2,091,849
      DEF. COSTS - NUC. PLANTS          0                           0
      UNREC. CONTRACTUAL OBLIGS         0                           0
      REC. ENERGY COSTS, NET            0                           0
      DEF. DEMAND SIDE MGMT.
          COSTS                         0                           0
      COGENERATION COST                 0                           0
      OTHER                             0                           0
   UNAMORTIZED DEBT EXPENSE        37,505                      37,505
   OTHER                           71,820                      71,820
                               ---------------------------------------
      TOTAL DEFERRED CHARGES    2,201,174          0        2,201,174
                               ---------------------------------------
      TOTAL ASSETS             $10,271,744        $0      $10,271,744
                               =======================================





















































                         NORTHEAST UTILITIES AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEET
                         AS OF MARCH 31, 1998
                         (THOUSANDS OF DOLLARS)
                         FINANCIAL STATEMENT 6.b.2.1 PAGE 2 OF 2

                                                           PRO FORMA
                                                         GIVING EFFECT
                                           PRO FORMA      TO PROPOSED
                                PER BOOK  ADJUSTMENTS*    TRANSACTION


CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
   COMMON SHARES                 $684,287                    $684,287
   CAPITAL SURPLUS,  PAID IN      934,825                     934,825
   DEF. BENEFIT PLAN - ESOP      (150,604)                   (150,604)
   RETAINED EARNINGS              689,573                     689,573
                               ---------------------------------------
   TOTAL COMMON STOCKHOLDER'S
          EQUITY                2,158,081          0        2,158,081

   PREF. STOCK NOT SUBJECT TO
          MANDATORY REDEMPTION    136,200                     136,200
   PREF. STOCK SUBJECT TO
          MANDATORY REDEMPTION    222,072                     222,072
   LONG-TERM DEBT               3,462,197                   3,462,197
                               ---------------------------------------
      TOTAL CAPITALIZATION      5,978,550          0        5,978,550

MINORITY INTEREST IN CONS. SUBS   100,000                     100,000
OBLIGATIONS UNDER CAP. LEASES      29,129                      29,129

CURRENT LIABILITIES:
   NOTES PAYABLE TO BANK           35,000                      35,000
   LONG-TERM DEBT AND PREF. STOCK
          CURRENT PORTION         425,058                     425,058
   OBLIGATIONS UNDER CAP. LEASES
          CURRENT PORTION         179,138                     179,138
   ACCOUNTS PAYABLE               315,199                     315,199
   ACCRUED TAXES                   75,328                      75,328
   ACCRUED INTEREST                67,473                      67,473
   ACCRUED PENSION BENEFITS        68,722                      68,722
   NUCLEAR COMPLIANCE                   0                           0
   OTHER                           89,970                      89,970
                               ----------------------    -------------
      TOTAL CURRENT LIABILITIES 1,255,888          0        1,255,888


DEFERRED CREDITS:
   ACCUM. DEF. INCOME TAXES     1,976,929                   1,976,929
   ACCUM. DEF.INVEST.TAX CREDIT   156,443                     156,443
   DEF. CONTRACTUAL OBLIGATIONS   503,243                     503,243
   OTHER                          271,562                     271,562
                               ---------------------------------------
      TOTAL DEFERRED CREDITS    2,908,177          0        2,908,177
                               ---------------------------------------
      TOTAL CAPITALIZATION AND
            LIABILITIES        $10,271,744        $0      $10,271,744
                              ========================================

                                                            EXHIBIT 6.b.2.2
                         NORTHEAST UTILITIES AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENT
                         FOR 12 MONTHS ENDED MARCH 31, 1998
                         (THOUSANDS OF DOLLARS)
                         FINANCIAL STATEMENT 6.b.2.2 PAGE 1 OF 1

                                                           PRO FORMA
                                                         GIVING EFFECT
                                           PRO FORMA      TO PROPOSED
                                PER BOOK  ADJUSTMENTS*    TRANSACTION


OPERATING REVENUE              $3,818,343         $0       $3,818,343
                               ---------------------------------------

OPERATING EXPENSES:
   OPERATION
       FUEL, PURCH. AND NET
          INTERCHANGE POWER     1,305,672                   1,305,672
       OTHER                    1,086,752                   1,086,752
   MAINTENANCE                    523,452                     523,452
   DEPRECIATION                   352,379                     352,379
   AMORT. OF REG. ASSETS, NET     120,553                     120,553
   FED. AND STATE INCOME TAXES     14,203                      14,203
   TAXES OTHER THAN INC. TAXES    253,474                     253,474
                               ---------------------------------------
TOTAL OPERATING EXPENSES        3,656,485          0        3,656,485
                               ---------------------------------------
OPERATING INCOME                  161,858          0          161,858
                               ---------------------------------------
OTHER INCOME (LOSS):
   DEF. NUCLEAR PLANTS RETURN
       OTHER FUNDS                  7,389                       7,389
   EQUITY IN EARNINGS OF REG.
       NUCLEAR GEN.
 AND TRANS. COSTS                  11,989                      11,989
   OTHER, NET                     (33,439)                    (33,439)
   MIN. INT. IN INCOME OF SUB      (9,300)                     (9,300)
   INCOME TAXES                    14,196                      14,196
                               ---------------------------------------
      OTHER INCOME, NET            (9,165)         0           (9,165)
                               ---------------------------------------
INCOME BEFORE INTEREST CHARGES    152,693          0          152,693
                               ---------------------------------------

INTEREST CHARGES:
   INTEREST ON LONG-TERM DEBT     282,115                     282,115
   OTHER INTEREST                   3,572                       3,572
   DEF. NUC. PLANTS RETURN
       BORROWED FUNDS             (13,878)                    (13,878)
                               ---------------------------------------
  INTEREST CHARGES, NET           271,809          0          271,809
                               ---------------------------------------

      LOSS BEFORE PREF. DIVIDEN  (119,116)         0         (119,116)
      PREF. DIVIDENDS OF SUBS      29,705                      29,705
                               ---------------------------------------
      NET (LOSS) / INCOME        (148,821)         0         (148,821)

EARNINGS FOR COMMON SHARES       (148,821)         0         (148,821)

EARNINGS PER COMMON SHARE           (1.14)                      (1.14)

COMMON SHARES OUTSTANDING
         (AVERAGE)             129,986,000                129,986,000




                         NORTHEAST UTILITIES AND SUBSIDIARIES
                         *EXPLANATION OF ADJUSTMENTS
                         (THOUSANDS OF DOLLARS)


                                             DEBIT          CREDIT
All entries were made on the books of NU Parent and Newco, with no change to Northeast Utilities and Subsidiaries consolidated.